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EXHIBITS  5 and 24.1


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DECKER, JONES, MCMACKIN, MCCLANE, HALL & BATES

Attorneys and Counselors


						March 19, 1998


Pancho's Mexican Buffet, Inc.
3500 Noble Avenue
Fort Worth, Texas  76111


Re:	Post Effective Amendment No. 1 to Registration Statement on
Form S-8 under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock, $.10 par value



Gentlemen:

You have requested our opinion in connection with the Post Effective Amendment No. 1 to the Registration Statement on Form S-8, to be filed on March 20, 1998, by Pancho's Mexican Buffet, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 200,000 additional shares of Common Stock, $.10 par value, to be offered by the Company to certain officers, directors and employees of the Company and its subsidiaries pursuant to the 1992 Stock Option Plan of Pancho's Mexican Buffet, Inc. (the "Plan").

As counsel for the Company, we are familiar with the proceedings relating to the authorization of the additional 200,000 shares of Common Stock, $.10 par value, which may be issued in connection with the Plan, and in addition have examined such other records of the Company, certificates of governmental and public officials, and other instruments and certificates of officers of the Company, and have made such investigations of law as we have deemed appropriate as the basis of the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that:

	(1)		The Company is a corporation duly organized and validly
existing in good				standing under the laws of the State of
Delaware.

	(2)		The authorized capital stock of the Company consists of
20,000,000 shares 			of  Common Stock, $.10 par value, and
500,000 shares of Preferred Stock, 			$10 par value.

	(3)		With respect to the additional 200,000 shares of Common
Stock, $.10 par	value, which may be offered to certain
officers, directors and employees of the Company and its
subsidiaries pursuant to the Plan, all of such shares of
Common Stock have been duly and validly authorized for
issuance and	when issued in accordance with the provisions
of the Plan, will be legally issued in accordance with the
provisions of the Plan, will be legally issued,	fully paid
and non-assessable and no personal liability will attach to the holders thereof under the laws of the State of Delaware, the
state of	incorporation of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Post Effective Amendment No. 1 to the Registration Statement on Form S-8.


								Yours very truly,

								DECKER, JONES, McMACKIN,
								   McCLANE, HALL & BATES
								/s/ Decker, Jones, McMackin,
								     McClane, Hall & Bates
								For the firm